   As filed with the Securities and Exchange Commission on December 14, 2001
                           Registration No. 333-67530
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                  VERISITY LTD.
             (Exact name of registrant as specified in its charter)

                    Israel                          Not Applicable

         State or other jurisdiction of            (I.R.S. Employer
        incorporation or organization)          Identification Number)

                  2041 Landings Drive, Mountain View, CA 94043
        (Address of registrant's principal executive offices) (Zip Code)

                            ------------------------

       Verisity Ltd. 1996 U.S. Stock Option Plan, as amended October 1999
                  Verisity Ltd. 1999 Israeli Share Option Plan
                  Verisity Ltd. 2000 U.S. Share Incentive Plan
                  Verisity Ltd. 2000 Israeli Share Option Plan

                            (Full title of the plans)

                                 Moshe Gavrielov
                             Chief Executive Officer
                              Verisity Design, Inc.
                  2041 Landings Drive, Mountain View, CA 94043
                                 (650) 934-6800
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                              EXPLANATORY STATEMENT

     A total of 1,311,104 ordinary shares of Verisity Ltd. (as adjusted for stock splits and the like) were registered in connection with certain written compensatory plans by a registration statement on Form S-8, File No. 333-67530, filed August 14, 2001. Verisity Ltd. hereby amends and restates its registration statement on Form S-8, File No. 333-67530 to delete the prospectus set forth in
Part I thereof. No additional securities are being registered. Accordingly, no fee is included herewith.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
------------------------------------------------

         The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this registration statement:

         (a) The Registrant's prospectus filed on March 22, 2001, pursuant to Rule 424(b) under the Securities Act which contain audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the prospectus referred to in (a) above.

         (c) The description of the Registrant's Ordinary Shares contained in the Registrant's registration statement on Form S-1 (No. 333-45440), as amended (which is incorporated by reference into the Registrant's registration statement on Form 8-A filed on March 2, 2001 under the Exchange Act), including any amendment or report subsequently filed by the Registrant for the purpose of updating that description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.
----------------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

         As permitted by the new Companies Law of Israel (the "Companies Law"), the Registrant's articles of association contain provisions which:

    . exempt, in advance, an officer or director from liability to the Registrant for breach of his duty of care, subject to the requirements of the Companies Law;

    . indemnify an officer or director of the Registrant by reason of acts or omissions committed in his capacity as an officer or director, for:

            . monetary liabilities imposed upon him in favor of another person under a court judgment, including a compromise judgment or an arbitrator's decision approved by a court; and

            . reasonable litigation expenses, including attorney's fees, actually incurred by him or imposed upon him by a court, in an action brought against him by or on behalf of the Registrant or by other persons, or in a criminal action from which he was acquitted, or in which he was convicted if the criminal action does not require proof of criminal intent;

    . enter into a contract to insure the liability of an officer or director of the Registrant by reason of acts or omissions committed in his capacity as an officer or director of the Registrant regarding:

         . the breach of his duty of care towards the Registrant or any other person;

         . the breach of his duty of loyalty to the Registrant provided that he acted in good faith and had a reasonable basis to believe that the act would not impair the interests of Registrant; and

         . monetary liabilities which may be imposed upon him in favor of other persons.

         The Registrant's articles of association also provide for indemnification of an officer or a director either in advance or after the event; provided, that any advance undertaking to indemnify must be limited to occurrences of types which in the opinion of the board of directors can reasonably be foreseen at the time the undertaking to indemnify is given and to an amount that the board of directors determines is reasonable in such circumstances. In addition, the Companies Law provides that the Registrant may not indemnify, exempt or enter into an insurance contract which would provide coverage for the liability of an officer or a director for:

    .    a breach of his duty of loyalty, except to the extent described above;

    . a breach of his duty of care, if the breach was done intentionally, recklessly or with disregard of the circumstances of the breach or its consequences;

    . an act or omission done with the intent to unlawfully realize personal gain; or

    .    a fine or penalty against him.

         The Registrant has agreed to indemnify each of its officers or directors to the extent permitted by the Companies Law. In September 2000, the Registrant's board of directors authorized it to enter into indemnification agreements with each of its officers and directors. On October 18, 2000, these agreements were approved by the Registrant's shareholders. In general the indemnification agreements provide, subject to specified conditions and limitations and to the extent permitted under any applicable law, that the Registrant will indemnify its officers and directors for all amounts they must pay, including reasonable legal expenses, if they are involved in legal proceedings or found liable for any act or omission made in their capacity as office holders. Obligations that result from the offering of the Ordinary Shares described in this registration statement would also be covered by the indemnification agreements. The Registrant has agreed to exempt and release each of its officers and directors to the fullest extent permitted by law from liability for damages from breaches of their duty of care to it, unless the breach was intentional, reckless, for personal profit or the liability arose from a penalty or fine.

         There is no litigation pending, and neither the Registrant nor any of its directors knows of any threatened litigation, which might result in a claim for indemnification by any director or officer.

Item 7.  Exemption from Registration Claimed.
--------------------------------------------

         Not applicable.

Item 8.  Exhibits.
-----------------

         Exhibit Number    Description of Document
         --------------    -----------------------
         5.1*              Opinion of Salinger & Co. Advocates.
         10.25**           Verisity Ltd. 2000 U.S. Share Incentive Plan, form of Option
                           Agreement for 2000 U.S. Share Incentive Plan and form of
                           Option Agreement for outside directors under 2000 U.S. Share
                           Incentive Plan.
         10.26**           Verisity Ltd. 1999 Israeli Share Option Plan and form of
                           Option Agreement for 1999 Israeli Share Option Plan.
         10.30**           1996 U.S. Stock Option Plan, as amended October 1999, form of
                           Option Agreement for 1996 U.S. Stock Option Plan and form of amended Option Agreement.
         10.38**           Verisity Ltd. 2000 Israeli Share Option Plan and form of
                           Option Agreement for 2000 Israeli Share Option Plan.
         10.41**           First Amendment to Verisity Ltd. 1999 Israeli Share Option
                           Plan.
         23.1*             Consent of Independent Auditors.
         23.2*             Consent of Salinger & Co. Advocates (included in Exhibit 5.1 hereto).
         24.1*             Power of Attorney.

Item 9.  Undertakings.
---------------------

         The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in

____________________

* Previously filed as an exhibit to this registration statement on Form S-8 (No. 333-67530).
** Incorporated by reference from the like-numbered exhibit filed with the Registrant's registration statement on Form S-1 (No. 333-45440) filed on September 8, 2000, as subsequently amended.

connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 14th day of December, 2001.

                                         VERISITY LTD.

                                By:      /s/ Moshe Gavrielov
                                         -------------------------------------
                                         Moshe Gavrielov
                                         Chief Executive Officer and Director

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                                         Title                                          Date
    ---------                                         -----                                          ----
/s/ Moshe Gavrielov
-------------------
Moshe Gavrielov                  Chief Executive Officer, General Manager and Director          December 14, 2001


* Yoav Hollander
----------------
Yoav Hollander                   Chief Technical Officer and Director                           December 14, 2001

/s/ Charles G. Alvarez           Vice President of Finance and Administration and Chief
----------------------
Charles G. Alvarez               Financial Officer                                              December 14, 2001

* Michael McNamara               Senior Vice President of Technology and Director               December 14, 2001
------------------
Michael McNamara

* Pierre Lamond                  Director                                                       December 14, 2001
---------------
Pierre Lamond

* Zohar Zisapel                  Director                                                       December 14, 2001
---------------
Zohar Zisapel

* Tali Aben                      Director                                                       December 14, 2001
-----------
Tali Aben

* Amos Wilnai                    Director                                                      December 14, 2001
-------------
Amos Wilnai

*By: /s/ Moshe Gavrielov         and    /s/ Charles G. Alvarez
     -------------------                ----------------------
     Moshe Gavrielov                    Charles G. Alvarez,
     Attorney-In-Fact                   Attorney-In-Fact

                                  EXHIBIT LIST

Exhibit Number        Description of Document
--------------        -----------------------

5.1*                  Opinion of Salinger & Co. Advocates.
10.25**               Verisity Ltd. 2000 U.S. Share Incentive Plan, form of
                      Option Agreement for 2000
                      U.S. Share Incentive Plan and form of Option Agreement for outside directors under
                      2000 U.S. Share Incentive Plan.
10.26**               Verisity Ltd. 1999 Israeli Share Option Plan and form of
                      Option Agreement for 1999
                      Israeli Share Option Plan.
10.30**               1996 U.S. Stock Option Plan, as amended October 1999, form of Option Agreement for
                      1996 U.S. Stock Option Plan and form of amended Option
                      Agreement.
10.38**               Verisity Ltd. 2000 Israeli Share Option Plan and form of
                      Option Agreement for 2000
                      Israeli Share Option Plan.
10.41**               First Amendment to Verisity Ltd. 1999 Israeli Share Option
                      Plan.
23.1*                 Consent of Independent Auditors.
23.2*                 Consent of Salinger & Co. Advocates (included in Exhibit
                      5.1 hereto).
24.1*                 Power of Attorney.

____________________

* Previously filed as an exhibit to this registration statement on Form S-8 (No. 333-67530).
** Incorporated by reference from the like-numbered exhibit filed with the Registrant's registration statement on Form S-1 (No. 333-45440) filed on September 8, 2000, as subsequently amended.